As filed with the Securities and Exchange Commission on June 15, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Encore Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Texas	76-0655696
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Nine Greenway Plaza, Suite 1000 Houston, Texas 77046 (713) 787-3100	James S. D’Agostino, Jr. Encore Bancshares, Inc. Nine Greenway Plaza, Suite 1000 Houston, Texas 77046 (713) 787-3100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Charlotte M. Rasche

Bracewell & Giuliani LLP

711 Louisiana Street, Suite 2300

Houston, Texas 77002-2770

Phone: (713) 221-1576

Facsimile: (713) 221-2165

Approximate date of commencement of proposed sale of the securities to the public: From time to time, in one or more offerings, after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(2)
Common Stock, $1.00 par value
Preferred Stock, $1.00 par value
Debt Securities(3)
Depositary Shares(4)
Warrants
Units(5)
Total	$75,000,000(2)		$75,000,000(2)(6)	$5,348(2)

(1)	An indeterminate number of securities of each identified class is being registered as may from time to time be offered for sale at prices to be determined, with an aggregate public offering price not to exceed $75,000,000. Separate consideration may or may not be received for securities that are issuable on exercise, conversion, or exchange of other securities or that are issued in units.
(2)	In accordance with General Instruction II.D. to Form S-3 under the Securities Act of 1933, information as to each class of securities to be registered is not specified.
(3)	The debt securities may consist of one or more series of senior debt securities or subordinated debt securities as described in the applicable prospectus supplement.
(4)	Each depositary share will be issued under a deposit agreement, will represent a fractional interest in a share of preferred stock, and will be evidenced by a depositary receipt.
(5)	Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more debt or equity securities, which may or may not be separable from one another.
(6)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 and is exclusive of accrued interest, distributions, and dividends, if any.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject to completion, dated June 15, 2010.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Units

We may offer and sell, from time to time, common stock, preferred stock, senior or subordinated debt securities (in one or more series), depositary shares, warrants representing rights to purchase these securities and units comprised of two or more of these securities in any combination, up to a maximum aggregate offering price of $75,000,000. The preferred stock, debt securities, depositary shares, warrants and units may be convertible into or exercisable or exchangeable for our common stock or other securities.

This prospectus provides you with a general description of these securities. Prospectus supplements will be filed and other offering material may be provided at later dates that will contain specific terms of each issuance of securities. These supplements may also add, update or change information contained in this prospectus.

You should read this prospectus and any related prospectus supplement or other offering material filed or provided by us carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our common stock is listed on the NASDAQ Global Market under the symbol “EBTX.”

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 5 to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

These securities are not savings accounts, deposit accounts or other obligations of a bank, and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is                     , 2010

You should rely only on the information contained in this prospectus and any applicable prospectus supplement or to which we have referred you. We have not authorized anyone to provide you with different information. This prospectus and any applicable prospectus supplement may only be used where it is legal to sell the securities. You should not assume that the information in or incorporated by reference in this prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, “Encore,” “we,” “our,” “ours,” and “us” refer to Encore Bancshares, Inc., which is a financial holding company headquartered in Houston, Texas, and its subsidiaries on a consolidated basis, unless the context otherwise requires. References to “Encore Bank” mean Encore Bank, National Association, which is our principal bank subsidiary.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission, which we refer to in this prospectus as the “Commission.” By using a shelf registration statement, we may sell, from time to time, in one or more offerings, any or all of the securities described in this prospectus in one or more offerings having an initial aggregate offering price of up to $75,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide you with a supplement to this prospectus that will describe the specific amounts, prices and terms of the securities for that offering. That prospectus supplement may include a discussion of any additional risk factors or other special considerations that apply to those securities. The prospectus supplement also may add, update or change information contained in this prospectus. Before purchasing any of our securities, you should read both this prospectus and the applicable prospectus supplement, including the risk factors, together with additional information described below under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

As permitted by the rules and regulations of the Commission, this prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement on Form S-3, including its exhibits, of which this prospectus is a part. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, which we refer to in this prospectus as the “Exchange Act,” and, therefore, file reports and other information with the Commission. Our file number with the Commission is 001-33598. Statements contained in this prospectus and any accompanying prospectus supplement or other offering material about the provisions or contents of any agreement or other document are only summaries. If Commission rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents. You should not assume that the information in this prospectus, any prospectus supplement or any other offering material is accurate as of any date other than the date on the front of each document.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Commission under the Exchange Act. You may read and copy this information at the Commission’s Public Reference Room, 100 F Street, N.E., Washington, D.C., 20549. You may obtain information on the operation of the Commission’s Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains an Internet site that contains reports, proxy and information statements and other information about issuers, like us, who file electronically with the Commission. The address of that site is http://www.sec.gov.

This prospectus is part of a registration statement that we filed with the Commission. The registration statement contains more information than this prospectus about us and the securities offered by this prospectus, including certain exhibits. You can obtain a copy of the registration statement from the Commission at the address provided above or on the Commission’s Internet site.

INCORPORATION BY REFERENCE

The Commission allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important business and financial information to you by referring you to another document filed separately with the Commission. The information that we incorporate by reference is considered to be part of this prospectus. This prospectus incorporates by reference the documents listed below that have previously been filed with the Commission which contain important information about us:

•	our Annual Report on Form 10-K for the year ended December 31, 2009;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010;

•	our Current Reports on Form 8-K filed on February 3, 2010, March 19, 2010, March 22, 2010, May 19, 2010 and June 1, 2010; and

•

the description of our common stock, par value $1.00 per share, that is contained in our Registration Statement on Form 8-A dated July 16, 2007, including any amendment or report filed with the Commission for the purpose of updating such description.

We also incorporate by reference any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded to the extent that a statement contained herein or in any subsequently filed document that also is, or is deemed to be, incorporated by reference herein modified or superseded such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Upon your written or oral request, we will provide you without charge a copy of any or all of the documents incorporated by reference herein, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Your written or oral request for copies of this prospectus and documents we have incorporated by reference should be directed to:

Encore Bancshares, Inc.

Nine Greenway Plaza, Suite 1000

Houston, Texas 77046

Telephone: (713) 787-3100

Attention: Corporate Secretary

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to in this prospectus as the “Securities Act,” and Section 21E of the Exchange Act. Forward-looking statements, which are based on certain assumptions and describe our future goals, plans, strategies and expectations, are generally identified by the use of the words “anticipate,” “believe,” “estimate,” “will,” “may,” “intend,” “plan,” “strive,” “seek,” “project,” “would,” “could,” “should,” “expect” or the negative of such words and similar expressions. Although we believe that our plans, intentions and expectations reflected in the forward-looking statements are reasonable, we cannot be sure that they will be achieved. Important factors that could cause actual results to differ materially from our forward-looking statements are listed below, and additional important factors are set forth in the section entitled “Risk Factors” in this prospectus, in any section entitled “Risk Factors” in supplements to this prospectus, and in the documents incorporated by reference into this prospectus.

Forward-looking statements involve inherent risks and uncertainties that are subject to change based on various important factors, some of which are beyond our control. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to:

•

changes in the strength of general business or economic conditions, either nationally, regionally or in the local markets we serve, may result in, among other things, a deterioration of credit quality or a reduced demand for credit or a decline in wealth management fees;

•	volatility and disruption in national and international financial markets;

•

changes in the interest rate environment, which may reduce our margins or impact the value of changes in market rates and prices and may impact the value of securities, loans, deposits and other financial instruments;

•	increased credit risk in our assets and increased operating risk caused by a material change in commercial, consumer and/or real estate loans as a percentage of the total loan portfolio;

•	our ability to raise capital when needed or on terms favorable to us;

•	the failure to complete the pending transaction for the sale of our Florida operations;

•	the concentration of our loan portfolio in loans collateralized by real estate;

•	our level of commercial real estate and commercial loans;

•	incorrect assumptions underlying the establishment of and provisions made to the allowance for loan losses;

•	increased asset levels and changes in the composition of assets and the resulting impact on our capital levels and regulatory capital ratios;

•	our ability to continue to originate loans and grow core deposits;

•	legislative or regulatory developments including changes in laws concerning taxes, banking, securities, investment advisory, trust, insurance and other aspects of the financial services industry;

•	increased FDIC assessments or the imposition of special assessments;

•	government intervention in the U.S. financial system;

•	the continued service of key management personnel;

•	our ability to attract, motivate and retain key employees;

•	changes in the availability of funds resulting in increased costs or reduced liquidity;

•	factors that increase competitive pressure among financial services organizations, including product and pricing pressures;

•	risks associated with our investment in Linscomb & Williams;

•	the incurrence and possible impairment of goodwill associated with an acquisition and possible adverse short-term effects on our results of operations;

•	regulatory restrictions on Encore Bank’s ability to pay dividends to us and on our ability to make payments on our obligations;

•

our ability to expand and grow our business and operations, including the establishment of additional private client offices and acquisition of additional banks, and our ability to realize the cost savings and revenue enhancements we expect from such activities; and

•	fiscal and governmental policies of the United States federal government.

In addition, from time to time we explore opportunities for acquisitions of and hold discussions with financial institutions and related businesses, and also regularly explore opportunities for acquisitions of liabilities and assets of financial institutions and other financial services providers. Discussions regarding potential acquisitions may be commenced at any time, and may proceed rapidly, and agreements may be concluded and announced at any time. Any potential acquisition, and any combination of potential acquisitions, may be material in size relative to our existing assets and operations. We routinely analyze our lines of business and from time to time may increase, decrease or terminate one or more activities.

If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking information and statements contained in this prospectus or the documents incorporated by reference into this prospectus. Therefore, we caution you not to place undue reliance on our forward-looking information and statements. The forward-looking statements are made as of the date of this prospectus or the applicable document incorporated by reference into this prospectus, and we do not intend, and assume no obligation, other than as required by applicable law, to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements. All forward-looking statements contained in this prospectus or documents incorporated by reference into this prospectus are expressly qualified by these cautionary statements.

ABOUT ENCORE BANCSHARES, INC.

Encore Bancshares, Inc. is a bank holding company and wealth management organization that provides banking, investment management, financial planning and insurance services to professional firms, privately-owned businesses, investors and affluent individuals. We are headquartered in Houston, Texas and currently manage, through our primary subsidiary, Encore Bank, National Association, eleven private client offices in the greater Houston market and four private client offices in southwest Florida. We have entered into a purchase and assumption agreement to sell certain assets and transfer certain liabilities of our four Florida locations, including deposits, loans, premises and equipment, which we expect to close before the end of the third quarter of 2010, although delays may occur.

We also operate five wealth management offices in Texas through Encore Trust, a division of Encore Bank, and Linscomb & Williams, Inc., a subsidiary of Encore Bank, and three insurance offices in Texas through Town & Country Insurance Agency, Inc., a subsidiary of Encore.

As of March 31, 2010, we reported, on a consolidated basis, total assets of $1.6 billion, total loans of $1.1 billion, total deposits of $1.2 billion, shareholders’ equity of $190.2 million and $2.8 billion in assets under management. Our principal executive office is located at Nine Greenway Plaza, Suite 1000, Houston, Texas 77046, and our telephone number is (713) 787-3100. Our website address is www.encorebank.com.

RISK FACTORS

Investing in our securities involves significant risks. Our business, financial condition, and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. Please see the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2009, as updated by our future filings with the Commission, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus. The risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, our financial results and the value of the securities. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.

REGULATION AND SUPERVISION

As a financial holding company, we are supervised and regulated by the Board of Governors of the Federal Reserve System, which we refer to in this prospectus as the “Federal Reserve Board.” In addition, as a national banking association, Encore Bank is supervised and regulated by the Office of the Comptroller of the Currency. The deposits of Encore Bank are insured by the Deposit Insurance Fund of the Federal Deposit Insurance Corporation. Accordingly, Encore Bank is also subject to supervision and regulation by the Federal Deposit Insurance Corporation.

As a company with securities registered under the Securities Act and the Exchange Act and listed on the NASDAQ Global Market, we are also subject to the Sarbanes-Oxley Act of 2002 and regulation by the Commission and NASDAQ.

Because we are a legal entity separate and distinct from our subsidiaries, our right to participate in the distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors. In the event of a liquidation or other resolution of an insured depository institution, the claims of depositors and other general or subordinated creditors are entitled to a priority of payment over the claims of holders of any obligation of the institution to its shareholders, including any depository institution holding company (such as us) or any shareholder or creditor thereof.

Changes to laws and regulations can affect the operating environment of us and Encore Bank in substantial and unpredictable ways. We cannot determine whether any changes in laws or regulations will occur, and if those changes occur, the ultimate effect that any such changes would have upon our financial condition or results of operations or those of Encore Bank. A change in statutes, regulations or regulatory policies applicable to us or any of our subsidiaries could have a material effect on the financial condition, results of operations or business of us and our subsidiaries.

For a discussion of the material elements of the extensive regulatory framework applicable to financial holding companies and banks, as well as specific information about us and Encore Bank, please refer to the section “Supervision and Regulation” under the caption “Item 1. Business” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and any subsequent reports that we file with the Commission, which are incorporated by reference in this prospectus. See “Where You Can Find More Information” for information on how to obtain a copy of our annual report and any subsequent reports. This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance fund and not for the protection of securityholders.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

AND PREFERRED DIVIDENDS

Our consolidated ratio of earnings to fixed charges and preferred dividends for each of the periods indicated is as follows:

	Three Months Ended March 31,		Years Ended December 31,
	2010	2009	2009	2008	2007	2006	2005
Ratio of earnings to combined fixed charges(1)
Including interest on deposits	0.28x(2)	1.21x	1.09x	0.66x(3)	1.22x	1.25x	1.17x
Excluding interest on deposits	(0.82)x(2)	1.67x	1.26x	(0.28)x(3)	2.09x	1.71x	1.36x

Ratio of earnings to combined fixed charges and preferred stock dividends(4)
Including interest on deposits	0.39x(2)	1.19x	1.08x	0.66x(3)	1.22x	1.25x	1.17x
Excluding interest on deposits	(0.26)x(2)	1.51x	1.20x	(0.25)x(3)	2.09x	1.71x	1.36x

(1)	For purposes of computing the ratio, earnings consist of income from continuing operations before income taxes and fixed charges. Fixed charges consist of interest expense on all long- and short-term borrowings, including/excluding interest on deposits, and one-third of rental expense, which we believe is representative of the interest factor.
(2)	The dollar amount of the deficiency resulting in the less than one-to-one coverage is approximately $4.8 million.
(3)	The dollar amount of the deficiency resulting in the less than one-to-one coverage is approximately $13.0 million.
(4)	The calculation is the same as ratio of earnings to combined fixed charges except fixed charges also include pre-tax earnings required to cover preferred stock dividends.

These ratios pertain to us and our subsidiaries. Under Commission regulations and for purposes of calculating the consolidated ratio of earnings to fixed charges and of earnings to combined fixed charges and preferred stock dividends, “earnings” consist primarily of income from continuing operations before income taxes and fixed charges, “fixed charges” include interest, expensed or capitalized, on borrowings (including or excluding deposits, as applicable), and the interest component of rental expense and “preferred stock dividends” include pre-tax earnings required to pay the dividends on outstanding preferred stock. As of June 14, 2010, we had 34,000 shares of Series A Preferred Stock outstanding and paid $425,000, $331,000, $1.6 million and $0 in dividends on the Series A Preferred Stock for the three-month periods ended March 31, 2010 and March 31, 2009 and years ended December 31, 2009 and December 31, 2008, respectively. No shares of Preferred Stock were outstanding prior to December 5, 2008.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities for general corporate purposes unless otherwise indicated in the prospectus supplement relating to a specific issue of securities. Our general corporate purposes may include augmenting the capital of Encore Bank for use in our community banking and commercial lending operations, repurchasing our outstanding common stock or preferred stock, financing possible acquisitions of other financial institutions or their branches, or other businesses that are related to banking or diversification into other banking-related businesses, extending credit to, or funding investments in, Encore Bank and repaying, reducing or refinancing our indebtedness.

The precise amounts and the timing of our use of the net proceeds will depend upon market conditions, the funding requirements of Encore Bank, the availability of other funds and other factors. We expect that we will, on a recurrent basis, engage in additional financings as the need arises to finance our corporate strategies, to fund Encore Bank, to finance acquisitions or otherwise.

DESCRIPTION OF THE SECURITIES WE MAY OFFER

We may offer and sell from time to time, in one or more offerings, the following securities:

•	shares of common stock;

•	shares of preferred stock;

•	debt securities, which may be senior or subordinated, and which may be convertible into or exchangeable for other securities;

•	depositary shares in respect of our preferred stock;

•	warrants, which may be exercisable for debt securities, preferred stock, depositary shares or common stock; and

•	units, which may consist of any combination of debt securities, preferred stock, depositary shares or common stock.

This prospectus contains a summary of the material general terms of the various securities that we may offer. The specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus, will be described in a prospectus supplement and other offering material. Where applicable, the prospectus supplement and other offering material will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange. The summaries contained in this prospectus and in any prospectus supplements or other offering material may not contain all of the information that you would find useful. Accordingly, you should read the actual documents relating to any securities sold pursuant to any prospectus supplement. Please read “Where You Can Find More Information” and “Incorporation by Reference” to find out how you can obtain a copy of those documents.

The terms of the offering, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, and other offering material, relating to such offering.

DESCRIPTION OF COMMON STOCK

General

We have 50,000,000 shares of common stock, $1.00 par value per share, authorized under our amended and restated articles of incorporation, as amended, which we refer to in this prospectus as our “Articles of Incorporation,” of which 11,416,357 shares were outstanding as of June 14, 2010. As of June 14, 2010, there were 996,239 shares of our common stock reserved for issuance under our benefit plans and 364,026 shares reserved for issuance under a warrant (the “Warrant”) issued in connection with our sale of securities to the United States Department of the Treasury (the “Treasury”) under its Capital Purchase Program. (See “Description of Outstanding Capital Purchase Program Securities.”)

Holders of our common stock are entitled to receive dividends if, as and when properly declared by our board of directors out of any funds legally available for dividends. The holders of our common stock are entitled to one vote for each share of common stock owned on each matter submitted to a vote at a meeting of our shareholders. Holders of our common stock may not cumulate their votes in the election of directors. Holders of common stock do not have preemptive rights to acquire any of our additional, unissued or treasury shares, or securities convertible into or carrying a right to subscribe for or acquire shares. The common stock is not convertible into any other securities of our company.

On our voluntary or involuntary liquidation, dissolution or winding up, the holders of common stock are entitled to share pro rata in any distribution of the remaining assets of our company, if any, after all of our other indebtedness has been retired and all applicable payments made to the holders of our Series A Preferred Stock, and any other class or series of preferred stock outstanding at the time of liquidation.

Our common stock is listed on the NASDAQ Global Market under the ticker symbol “EBTX.” Outstanding shares of our common stock are validly issued, fully paid and non-assessable. Holders of our common stock are not, and will not be, subject to any liability as shareholders.

The summary of the terms of our common stock described herein is qualified in its entirety by reference to our Articles of Incorporation and our amended and restated bylaws, which we refer to in this prospectus as our “Bylaws,” both of which are on file with the Commission.

Dividends

Holders of common stock are entitled to receive dividends ratably when, as and if declared by our board of directors from assets legally available therefor, after payment of all dividends on outstanding preferred stock, if any. See “Description of Preferred Stock—Dividends.” Under Texas law, dividends may not be paid if, after the payment, our total assets are less than the sum of our total liabilities and stated capital, or if we would be unable to pay our debts as they become due in the usual course of business.

In addition, pursuant to the Securities Purchase Agreement between us and the Treasury, we agreed that, beginning December 5, 2008, for a period of three years, unless we have redeemed the Series A Preferred Stock or the Treasury has transferred the Series A Preferred Stock to a third party, the consent of Treasury will be required for us to (i) declare or pay any dividend or make any distribution on our common stock or (ii) redeem, purchase or acquire any shares of common stock or other equity or capital securities of Encore, or any trust preferred securities issued by us or an affiliate of Encore, other than the Series A Preferred Stock, in connection with benefit plans consistent with past practice and certain other circumstances specified in the Securities Purchase Agreement.

Additionally, our ability to pay dividends on our common stock is subject to certain regulatory restrictions and we are restricted from paying any dividends on our common stock if required payments on our junior subordinated debentures are not made or deferred. See “Regulation and Supervision” and “Description of Preferred Stock—Dividends.”

Provisions Delaying or Preventing a Change in Control

Our Articles of Incorporation and Bylaws contain various provisions which may delay, discourage or prevent an attempted acquisition or change of control of us. These provisions include:

•

a provision that any special meeting of our shareholders may be called only by the chairman of the board, the president, a majority of the board of directors or the holders of at least 50% of our shares entitled to vote at the meeting;

•

a provision establishing certain advance notice procedures for nomination of candidates for election as directors and for shareholder proposals to be considered at an annual or special meeting of shareholders; and

•	a provision that denies shareholders the right to amend the Bylaws.

Our Articles of Incorporation provide for noncumulative voting for directors and authorize our board of directors to issue shares of our preferred stock without shareholder approval and upon such terms as our board of directors may determine. The issuance of our preferred stock could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a controlling interest in us. In addition, certain provisions of Texas law, including a provision which restricts certain business combinations between a Texas corporation and certain affiliated shareholders, may delay, discourage or prevent an attempted acquisition or change in control of us.

Restrictions on Ownership

Under the Change in Bank Control Act of 1978, as amended, no individual or group acting in concert may acquire “control” of a bank holding company unless the Federal Reserve Board has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve Board the acquisition of 10% or more of a class of voting stock would, under the circumstances set forth in the presumption, constitute acquisition of control. Under the Change in Bank Control Act of 1978, as amended, the Federal Reserve Board has 60 days from the filing of a complete notice to act, taking into consideration certain factors, including the financial and managerial resources of the acquirer and the antitrust effects of the acquisition.

Additionally, under guidelines adopted by the Federal Reserve Board, no entity may own, control or have the power to vote more than 14.9% of our outstanding common stock without the approval of the Federal Reserve Board and no entity may own, control or have the power to vote between 10.0% and 14.9% of our outstanding common stock without limited Federal Reserve Board approval.

DESCRIPTION OF PREFERRED STOCK

The following summary contains a description of the general terms of the preferred stock that we may issue. The specific terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any prospectus supplement are not complete and are qualified in their entirety by reference to our Articles of Incorporation and the statement of designations with respect to the establishment of a series of preferred stock, which will be filed with the Commission in connection with the offering of such series of preferred stock.

General

We have authorized the issuance of up to 20,000,000 shares of preferred stock. As of the date of this prospectus, 34,000 shares of Series A Preferred Stock are issued and outstanding. (See “Description of Outstanding Capital Purchase Program Securities.”) We also may issue depositary shares, each of which would represent a fractional interest in serial preferred stock, as described later in this prospectus. The preferred stock will be available for issuance from time to time for various purposes as determined by our board of directors, including making future acquisitions, raising additional equity capital and financing. Subject to certain limits set by our Articles of Incorporation, the preferred stock may be issued on such terms and conditions, and at such times and in such situations, as our board in its sole discretion determines to be appropriate, without any further approval or action by the shareholders, unless otherwise required by laws, rules, regulations or agreements applicable to us.

Moreover, except as otherwise limited by our Articles of Incorporation or applicable laws, rules or regulations, our board will have the sole authority to determine the relative rights and preferences of the preferred stock and any series thereof without shareholder approval. Our Articles of Incorporation require that all shares of preferred stock be identical, except as to the following characteristics, which may vary between different series of preferred stock:

•	dividend rate, preference of dividend with respect to any other class or series of stock, and whether dividends are cumulative or non-cumulative;

•

redemption price, time and terms and conditions of the redemption, including, to the extent permitted by law, the manner in which shares are to be chosen for redemption if less than all the shares of a series are to be redeemed;

•	sinking fund provisions, if any, for the redemption or purchase of shares;

•	the rights of such shares in the event of voluntary or involuntary liquidation, dissolution or winding up or in the event of any merger, consolidation or sale of assets;

•	the terms and conditions, if any, on which shares may be converted or exchanged for shares of any other class or series; and

•	voting rights, if any, of any series or class.

Upon our receipt of the full specified purchase price, the preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement relating to the particular series of preferred stock, each series of preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

We may, at our option, with respect to any series of preferred stock, elect to offer fractional interests in shares of preferred stock. The fractional interest will be specified in the prospectus supplement relating to a particular series of preferred stock.

Rank

Any series of preferred stock will, with respect to the priority of the payment of dividends and the priority of payments upon liquidation, winding up and dissolution, rank:

•

senior to all classes of common stock and all equity securities issued by us the terms of which specifically provide that the equity securities will rank junior to the preferred stock (which we refer to in this prospectus as the “junior securities”);

•

equally with all equity securities issued by us the terms of which specifically provide that the equity securities will rank equally with the preferred stock (which we refer to in this prospectus as the “parity securities”); and

•	junior to all equity securities issued by us the terms of which specifically provide that the equity securities will rank senior to the preferred stock.

Dividends

Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described, if any, in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books, or the books of our transfer agent and registrar on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

Dividends on any series of preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

No full dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities. No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full cumulative dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.

Our ability to pay dividends on our preferred stock is subject to policies established by the Federal Reserve Board. Additionally, we are restricted from paying any dividends on our preferred stock if required payments on our junior subordinated debentures are not made or deferred. As of June 14, 2010, we had $20.6 million outstanding in junior subordinated debentures issued by us in exchange for funds received from the sale of trust preferred securities by our unconsolidated subsidiary trusts. See also “Description of Outstanding Capital Purchase Program Securities” for a discussion of dividends on our Series A Preferred Stock.

We depend upon dividends from Encore Bank for a significant portion of our revenues. Accordingly, our ability to pay dividends is dependent in large part upon the results of operations of Encore Bank and our receipt of dividends or other capital distributions from Encore Bank. Various statutory and regulatory restrictions, however, directly or indirectly limit the amount of dividends Encore Bank can pay. See “Regulation and Supervision.”

Rights Upon Liquidation

If we dissolve, liquidate or wind up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock will be entitled to receive, before any payment or distribution of assets is made to holders of junior securities, liquidating distributions in the amount described in the prospectus supplement relating to that series of preferred stock, plus an amount equal to accrued and unpaid dividends and, if the series of preferred stock is cumulative, for all dividend periods prior to that point in time. If the amounts payable with respect to the preferred stock of any series and any other parity securities are not paid in full, the holders of the preferred stock of that series and of the parity securities will share proportionately in the distribution of our assets in proportion to the full liquidation preferences to which they are entitled. After the holders of preferred stock and the parity securities are paid in full, they will have no right or claim to any of our remaining assets.

Because we are a bank holding company, our rights, the rights of our creditors and of our shareholders to participate in the assets of any subsidiary upon the subsidiary’s liquidation or recapitalization may be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

Redemption

We may provide that a series of preferred stock may be redeemable, in whole or in part. In addition, a series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund or otherwise. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be described in the prospectus supplement relating to that series of preferred stock.

In the event of partial redemptions of preferred stock, whether by mandatory or optional redemption, our board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method determined to be equitable.

On or after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock called for redemption. In addition, all rights of holders of the shares will terminate except for the right to receive the redemption price.

Unless otherwise specified in the applicable prospectus supplement for any series of preferred stock, if any dividends on any parity stock are in arrears, no shares of any such series of preferred stock may be redeemed, whether by mandatory or optional redemption, unless all parity stock is redeemed, and we will not purchase any shares of such series of preferred stock. This requirement, however, will not prevent us from acquiring shares of any such series of preferred stock pursuant to a purchase or exchange offer made on the same terms to holders of all parity stock outstanding.

Voting Rights

Unless otherwise provided in the statement of designations related to the series of preferred stock, holders of such series of preferred stock will have no voting rights except as otherwise required by law or the rules of any securities exchange on which such series of preferred stock may be listed. The voting rights of a particular series of preferred stock will be described in the related prospectus supplement. If the holders of any series of preferred stock are or become entitled to vote for the election of directors, such series may then be deemed a “class of voting securities” and will be subject to certain restrictions on ownership. See “Description of Common Stock— Restrictions on Ownership.”

Exchangeability

We may provide that the holders of shares of preferred stock of any series may be required at any time or at maturity to exchange those shares for our debt securities. The applicable prospectus supplement will specify the terms of any such exchange.

DESCRIPTION OF DEBT SECURITIES

General

The debt securities will be:

•	our direct unsecured general obligations;

•	either senior debt securities or subordinated debt securities; and

•	issued under separate indentures between us and a trustee which will be named in a prospectus supplement and a supplemental indenture.

Senior debt securities will be issued under an indenture, which we refer to in this prospectus as the “senior indenture,” and subordinated debt securities will be issued under a separate indenture, which we refer to in this prospectus the “subordinated indenture.” Together the senior indenture and the subordinated indenture are called in this prospectus the “indentures,” and the senior debt securities and the subordinated debt securities are called in this prospectus “debt securities.”

This prospectus summarizes the material provisions of the indentures and debt securities that we may issue under an indenture. We have not restated the contemplated terms of the indentures in their entirety in this description. The indentures may be supplemented or amended from time to time following their execution. We urge you to read the forms of indentures that we have filed as an exhibit to the registration statement of which this prospectus is a part because they, and not this description, control your rights as holders of the debt securities. The following description of the indentures is not complete and is subject to, and qualified in its entirety by reference to, the provisions in the indentures upon their execution.

Neither indenture will limit the amount of debt securities that we may issue under the indenture from time to time in one or more series. We may in the future issue debt securities under either indenture.

Neither indenture will contain provisions that would afford holders of debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise adversely affect our capital structure or credit rating.

We depend upon dividends from Encore Bank for a significant portion of our revenues. Accordingly, our ability to service our debt, including the debt securities, is dependent in large part upon the results of operations of Encore Bank and our receipt of dividends or other capital distributions from Encore Bank. Various statutory and regulatory restrictions, however, directly or indirectly limit the amount of dividends Encore Bank can pay. See “Regulation and Supervision.” Because the debt securities will be our exclusive obligations and neither indenture will require our subsidiaries to guarantee the debt securities, the holders of debt securities will effectively have a junior position to claims of the creditors and preferred shareholders of our subsidiaries.

Specific Terms of Each Series of Debt Securities in the Prospectus Supplement

A prospectus supplement and any supplemental indenture relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include, among others, some or all of the following:

•	the form and title of the debt securities;

•	whether the debt securities are senior debt securities or subordinated debt securities and the terms of subordination;

•	the principal amount of the debt securities;

•	the denominations in which the debt securities will be issued;

•	the portion of the principal amount which will be payable if the maturity of the debt securities is accelerated;

•	the currency or currency unit in which the debt securities will be paid, if not U.S. dollars;

•	any right we may have to defer payments of interest by extending the dates payments are due and whether interest on those deferred amounts will be payable as well;

•	the place where the principal of, and premium, if any, and interest on any debt securities will be payable;

•	the date or dates on which the debt securities will be issued and the date or dates on which the principal, and premium, if any, of the debt securities will be payable;

•	the rate or rates at which the debt securities will bear interest and the interest payment dates for the debt securities;

•	any mandatory or optional redemption provisions;

•

the terms, if any, upon which the debt securities are convertible into other securities of ours or another issuer and the terms and conditions upon which any conversion will be effected, including the initial conversion price or rate, the conversion period and any other provisions in addition to or instead of those described in this prospectus;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

•	any deletion from, changes of or additions to the Events of Default (as defined below) or covenants;

•	any changes to the terms and conditions upon which the debt securities can be defeased or discharged;

•	any restriction or other provision with respect to the transfer or exchange of the debt securities;

•	the identity of any trustee, or paying agent or security registrar, if other than the trustee; and

•	any other terms of the debt securities.

We will maintain in each place specified by us for payment of any series of debt securities an office or agency where debt securities of that series may be presented or surrendered for payment, where debt securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon us in respect of the debt securities of that series and the related indenture may be served.

Debt securities may be issued under an indenture as original issue discount securities to be offered and sold at a substantial discount below their principal amount. Material federal income tax, accounting and other considerations applicable to any such original issue discount securities will be described in any related prospectus supplement. “Original issue discount security” means any security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof as a result of the occurrence of an event of default and the continuation thereof.

Provisions Only in the Senior Indenture

Payment of the principal, premium, if any, and interest on the senior debt securities will rank equally in right of payment with all of our other unsecured senior debt.

Provisions Only in the Subordinated Indenture

Payment of the principal, premium, if any, and interest on the subordinated debt securities will be subordinate and junior in priority of payment to prior payment in full of all of our senior indebtedness, including the senior debt securities and other debt to the extent described in a prospectus supplement.

Subordinated Debt Securities Intended to Qualify as Tier 2 Capital

Unless otherwise stated in the applicable prospectus supplement, it is currently intended that the subordinated debt securities will qualify as Tier 2 Capital under the guidelines established by the Federal Reserve Board for bank holding companies. The guidelines set forth specific criteria for subordinated debt to qualify as Tier 2 Capital. Among other things, the subordinated debt must:

•	be unsecured;

•	have a minimum average maturity of five years;

•	be subordinated in right of payment;

•	not contain provisions permitting the holders of the debt to accelerate payment of principal prior to maturity except in the event of bankruptcy of the issuer; and

•

not contain provisions that would adversely affect liquidity or unduly restrict management’s flexibility to operate the organization, particularly in times of financial difficulty, such as limitations on additional secured or senior borrowings, sales or dispositions of assets or changes in control.

Provisions in Both Indentures

Consolidation, Merger or Asset Sale

Each indenture will, in general, allow us to consolidate or merge with a domestic person, association or entity. They will also allow us to sell, lease or transfer our property and assets substantially as an entirety to a domestic person, association or entity. If this happens, the remaining or acquiring person, association or entity must assume all of our responsibilities and liabilities under the indentures including the payment of all amounts due on the debt securities and performance of the covenants in the indentures.

However, each indenture will impose requirements with respect to any consolidation or merger with or into an entity or any sale, lease, transfer or other disposition of all or substantially all our assets according to the terms and conditions of the indentures, including:

•	the remaining or acquiring person, association or entity is organized under the laws of the United States, any state within the United States or the District of Columbia;

•	the remaining or acquiring person, association or entity assumes our obligations under the indentures; and

•	immediately after giving effect to the transaction, no Default or Event of Default (as defined below) shall have occurred and be continuing.

The remaining or acquiring person, association or entity will be substituted for us in the indentures with the same effect as if it had been an original party to the indentures. Thereafter, the successor may exercise our rights and powers under the indentures, in our name or in its own name. If we sell or transfer all or substantially all of our assets in accordance with the abovementioned terms and conditions, we will be released from all our liabilities and obligations under any indenture and under the debt securities. If we lease all or substantially all of our assets, we will not be released from our obligations under the indentures.

Events of Default and Remedies

Unless otherwise stated in the applicable prospectus supplement, “Default” with respect to any series of debt securities will mean any event which is, or after notice or lapse of time or both would become, an Event of Default.

Unless otherwise stated in the applicable prospectus supplement, “Event of Default” with respect to any series of debt securities will mean any of the following:

•	failure to pay the principal of or any premium on any debt security of that series when due;

•	failure to pay interest on any debt security of that series for 30 days;

•

subject to certain exceptions, failure to perform any other covenant in the indenture, other than a covenant a default in the performance of which has expressly been included in the indenture solely for the benefit of series of debt securities other than that series, that continues for 90 days after being given written notice as specified in the indenture;

•	our bankruptcy, insolvency or reorganization; or

•	any other Event of Default included in any indenture or supplemental indenture.

If an Event of Default with respect to a series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of all of the outstanding debt securities of such series may declare the principal of all the debt securities of that series to be due and payable. When such declaration is made, such amounts will be immediately due and payable. The holders of a majority in principal amount of the outstanding debt securities of such series may rescind such declaration and its consequences if all existing Events of Default have been cured or waived, other than nonpayment of principal or interest that has become due solely as a result of acceleration.

Holders of a series of debt securities will not be able to enforce the indenture or a series of debt securities, except as provided in the indenture or a series of debt securities. The trustee may require indemnity satisfactory to it before it enforces the indenture or such series of debt securities. Subject to certain limitations, the holders of a majority in principal amount of the outstanding debt securities of a particular series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power of the trustee. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal or interest, if it considers such withholding of notice to be in the best interests of the holders.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under an indenture. Further, an Event of Default under the debt securities of any series will not necessarily constitute an event of default under our other indebtedness or vice versa.

Modification of Indentures

Under each indenture, generally we and the trustee may modify our rights and obligations and the rights of the holders with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of any series affected by the modification, voting as one class. No modification of the principal or interest payment terms, no modification reducing the percentage required for modifications and no modification impairing the right to institute suit for the payment on debt securities of any series when due, is effective against any holder without its consent.

In addition, we and the trustee will be able to amend the indentures without the consent of any holder of the debt securities to make certain technical changes, such as:

•	curing ambiguities or correcting defects or inconsistencies;

•	evidencing the succession of another person to us, and the assumption by that successor of our obligations under the applicable indenture and the debt securities of any series;

•	providing for a successor trustee;

•	qualifying the indentures under the Trust Indenture Act of 1939, as amended, which we refer to in this prospectus as the “Trust Indenture Act;”

•	complying with the rules and regulations of any securities exchange or automated quotation system on which debt securities of any series may be listed or traded; or

•	adding provisions relating to a particular series of debt securities.

Discharging Our Obligations

We may choose to discharge our obligations on the debt securities of any series within one year of the stated maturity of such securities or within one year of the date such securities is called for redemption under arrangements satisfactory to the trustee by depositing with the trustee sufficient cash to pay the principal, interest, any premium and any other sums payable with respect to such securities and meeting certain other conditions. We may also choose either to discharge our obligations on the debt securities of any series in a legal defeasance, or to release ourselves from our covenant restrictions on the debt securities of any series in a covenant defeasance. We will be deemed to have paid and discharged the entire indebtedness on the securities of a series on the 91st day after we deposit with the trustee sufficient cash or government securities, as applicable, to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of the series and meet certain other conditions. If we choose the legal defeasance option, the holders of the debt securities of the series so defeased will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities, replacement of lost, stolen or mutilated debt securities, conversion or exchange of debt securities, sinking fund payments and receipt of principal and interest on the original stated due dates or specified redemption dates.

We may discharge our obligations on the debt securities of any series or release ourselves from covenant restrictions only if we meet certain requirements. Among other things, we must deliver an opinion of our legal counsel that the discharge will not result in holders having to recognize taxable income or loss or subject them to different tax treatment. In the case of legal defeasance, this opinion must be based on either an Internal Revenue Service letter ruling or change in federal tax law. Additionally, we may not have a default on the debt securities discharged on the date of deposit, the discharge may not violate any of our agreements, and the discharge may not result in our becoming an investment company in violation of the Investment Company Act of 1940.

Concerning the Indenture Trustee

The trustee under the indentures will be specified in the applicable prospectus supplement.

Under provisions of the indentures and the Trust Indenture Act governing trustee conflicts of interest, any uncured Event of Default with respect to any series of senior debt securities will force the trustee to resign as trustee under either the subordinated indenture or the senior indenture. Also, any uncured Event of Default with respect to any series of subordinated debt securities will force the trustee to resign as trustee under either the senior indenture or the subordinated indenture. Any resignation will require the appointment of a successor trustee under the applicable indenture in accordance with its terms and conditions.

The trustee may resign or be removed by us with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the debt securities of any series may remove the trustee with respect to the debt securities of such series.

Each indenture will contain certain limitations on the right of the trustee thereunder, in the event that it becomes our creditor, to obtain payment of claims in some cases, or to realize on property received in respect of any such claim, as security or otherwise.

The trustee will be required to submit an annual report to the holders of the debt securities regarding, among other things, the trustee’s eligibility to serve, the priority of the trustee’s claims regarding certain advances made by it, and any action taken by the trustee materially affecting the debt securities.

Each indenture will provide that, in addition to other certificates or opinions that may be specifically required by other provisions of an indenture, every application by us for action by the trustee shall be accompanied by a certificate of our officers and an opinion of counsel, who may be our counsel, stating that, in the opinion of the signers, we have complied with all conditions precedent to the action.

Governing Law

Unless otherwise stated in the applicable prospectus supplement and the indenture, each indenture and all of the debt securities will be governed by the laws of the State of New York.

No Personal Liability of Officers, Directors, Employees or Shareholders

Our officers, directors, employees and shareholders will not have any liability for our obligations under the indentures or the debt securities. Each holder of debt securities, by accepting a debt security, will waive and release all such liability. The waiver and release are part of the consideration for the issuance of the debt securities.

Form, Denominations and Registration; Book Entry Only System

Unless otherwise indicated in a prospectus supplement, the debt securities of a series will be issued only in fully registered form, without coupons, in denominations of $1,000 or integral multiples thereof. You will not have to pay a service charge to transfer or exchange debt securities of a series, but we may require you to pay for taxes or other governmental charges due upon a transfer or exchange.

Unless otherwise indicated in a prospectus supplement, each series of debt securities will be deposited with, or on behalf of, The Depository Trust Company, or “DTC,” or any successor depositary, which we refer to as a “depositary”, and will be represented by one or more global notes registered in the name of Cede & Co., as nominee of DTC. The interests of beneficial owners in the global notes will be represented through financial institutions acting on their behalf as direct or indirect participants in DTC.

Ownership of beneficial interests in a global note will be limited to persons, called participants, who have accounts with DTC or persons who hold interests through participants. Ownership of beneficial interests in the global notes will be shown on, and the transfer of these ownership interests will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

So long as DTC, or its nominee, is the registered owner or holder of a global note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities of that series represented by such global note for all purposes of the indenture, the debt securities of that series and applicable law. In addition, no beneficial owner of an interest in a global note will be able to transfer that interest except in accordance with DTC’s applicable procedures, in addition to those under the applicable indenture.

Payments on debt securities represented by global notes will be made to DTC or its nominee, as the registered owner thereof. Neither we, the trustee, any underwriter nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in global notes, for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any action taken or omitted to be taken by the depositary or any participant.

We expect that DTC or its nominee will credit participants’ accounts on the payable date with payments in respect of a global note in amounts proportionate to their respective beneficial interest in the principal amount of such global note as shown on the records of DTC or its nominee, unless DTC has reason to believe that it will not receive payment on the payable date. We also expect that payments by participants to owners of beneficial interests in such global note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name.” Such payments will be the responsibility of such participants.

Transfers between participants in DTC will be effected in accordance with DTC rules. The laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests in a global note to such persons may be impaired. Because DTC can only act on behalf of participants, who in turn act on behalf of others, such as securities brokers and dealers, banks and trust companies, called indirect participants, the ability of a person having a beneficial interest in a global note to pledge that interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of that interest, may be impaired by the lack of a physical certificate of that interest.

DTC will take any action permitted to be taken by a holder of debt securities of a series only at the direction of one or more participants to whose account interests in global notes are credited and only in respect of such portion of the aggregate principal amount of the debt securities of a series as to which such participant or participants has or have given such direction.

If (1) the depositary notifies us that it is unwilling or unable to continue as depositary or if the depositary ceases to be eligible under the applicable indenture and a successor depositary is not appointed by us within 90 days or (2) an Event of Default with respect to a series of debt securities shall have occurred and be continuing, the respective global notes representing the affected series of debt securities will be exchanged for debt securities in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations. Such definitive debt securities shall be registered in such name or names as the depositary shall instruct the trustee. Such instructions will most likely be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global notes.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income

Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the Commission.

Although DTC has established the foregoing procedures in order to facilitate transfers of interests in global notes among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we, the trustee, any underwriter nor any paying agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The information in this section concerning DTC and the DTC book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

DESCRIPTION OF DEPOSITARY SHARES

We may elect to offer fractional interests in shares of preferred stock, rather than offer whole shares of preferred stock. If we choose to do this, we will provide for the issuance by a depositary to the public of receipts for depositary shares. Each depositary share will represent fractional interests of a particular series of preferred stock.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company, which we will select. The bank or trust company must have its principal office in the United States and a combined capital and surplus of at least $500,000,000. The prospectus supplement and other offering material relating to a series of depositary shares will state the name and address of the depositary. Unless otherwise provided by the deposit agreement, each owner of depositary shares will be entitled, in proportion to the applicable fractional interests in shares of preferred stock underlying the depositary shares, to all the rights and preferences of the preferred stock underlying the depositary shares including dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional interests in shares of the related series of preferred stock in accordance with the terms of the offering described in the related prospectus supplement and other offering material.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the numbers of the depositary shares owned by the holders on the relevant record date. The depositary will distribute only an amount, however, that can be distributed without attributing to any holder of depositary shares a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

If there is a non-cash distribution, the depositary will distribute property received by it to the record holders of depositary shares entitled to it, unless the depositary determines that it is not feasible to make the distribution. If this happens, the depositary may, with our approval, sell the property and distribute the net sale proceeds to such holders. The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights that we offer to holders of the preferred stock will be made available to the holders of depositary shares.

Redemption of Depositary Shares

If a series of preferred stock underlying the depositary shares is redeemed in whole or in part, the depositary shares will be redeemed from the redemption proceeds received by the depositary. The depositary will mail notice of redemption not less than 30, and not more than 60, days before the date fixed for redemption to the record holders of the depositary shares to be redeemed at their addresses appearing in the depositary’s books. The redemption price for each depositary share will be equal to the applicable fraction of the redemption price for each share payable with respect to the series of preferred stock. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem on the same redemption date the number of depositary shares relating to the shares of preferred stock so redeemed. If less than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionally as may be determined by the depositary.

After the date fixed for redemption, the depositary shares called for redemption will no longer be considered outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the money, securities or other property payable upon the redemption and any money, securities or other property to which the holders of the redeemed depositary shares were entitled upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to such preferred stock. Each record holder of depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary how to exercise the voting rights pertaining to the number of shares of preferred stock underlying the holder’s depositary shares. The depositary will endeavor, to the extent practicable, to vote the number of shares of preferred stock underlying the depositary shares in accordance with these instructions, and we will agree to take all action that the depositary may consider necessary in order to enable the depositary to vote the shares.

Amendment and Termination of Deposit Agreement

We may enter into an agreement with the depositary at any time to amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement. However, the holders of a majority of the depositary shares must approve any amendment that materially and adversely alters the rights of the existing holders of depositary shares. We or the depositary may terminate the deposit agreement only if (1) all outstanding depositary shares issued under the agreement have been redeemed or (2) a final distribution in connection with any liquidation, dissolution or winding up has been made to the holders of the depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to resign, and we may at any time remove the depositary. Any resignation or removal will take effect when a successor depositary has been appointed and has accepted the appointment. Appointment must occur within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $500,000,000.

Miscellaneous

The depositary will forward to the holders of depositary shares all reports and communications that we deliver to the depositary and that we are required to furnish to the holders of the related preferred stock. The depositary will not be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of the depositary under the deposit agreement will be limited to performance in good faith of its duties under the agreement, and it will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless the holders provide it with satisfactory indemnity. The depositary may rely upon written advice of counsel or accountants, upon information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and upon documents it believes to be genuine.

DESCRIPTION OF WARRANTS

This section describes the general terms and provisions of the warrants we may issue. The prospectus supplement will describe the specific terms of the warrants offered through that prospectus supplement and any general terms outlined in this section that will not apply to those warrants.

We may issue warrants for the purchase of debt securities, preferred stock, depositary shares or common stock. Warrants may be issued alone or together with securities offered by any prospectus supplement and may be attached to or separate from those securities. Each series of warrants will be issued under a separate warrant agreement between us and a bank or trust company, as warrant agent, which will be described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not act as an agent or trustee for any holders of warrants.

We have summarized the material terms and provisions of the warrant agreements and warrants in this section. We will file the forms of warrant agreements and the certificates representing the warrants as exhibits to a post-effective amendment to the registration statement of which this prospectus is a part or as an exhibit to documents incorporated or deemed incorporated by reference in this prospectus. You should read the applicable forms of warrant agreement and warrant certificate for additional information before you buy any warrants.

General

If warrants are offered, the applicable prospectus supplement will describe the terms of those warrants, including the following if applicable:

•	the offering price;

•

in the case of warrants for common stock, the total number of shares that can be purchased if a holder of the warrants exercises them, in the case of warrants for preferred stock or depositary shares, the designation, total number and terms of the series of preferred stock that can be purchased if a holder of the warrants exercises them or that are underlying the depositary shares that can be purchased if a holder of the warrants exercises them, and in the case of warrants for debt securities, the designation, aggregate principal amount, currencies, denominations and terms of the series of the debt securities that can be purchased if a holder of the warrants exercises them;

•

the designation and terms of any series of debt securities, preferred stock or depositary shares with which the warrants are being offered and the number of warrants offered with each debt security, share of preferred stock or depositary share;

•	the date on and after which the holder of the warrants can transfer them separately from the related securities;

•

in the case of warrants for preferred stock, depositary shares or common stock, the price at which the preferred stock, depositary shares or common stock may be purchased if a holder of the warrants exercises them, and in the case of warrants for debt securities, the principal amount of the series of debt securities that can be purchased if a holder exercises the warrant and the price at which and currencies in which the principal amount may be purchased if a holder of the warrants exercises them;

•	the date on which the right to exercise the warrants begins and the date on which the right expires;

•	any material United States federal income tax consequences relevant to the warrants; and

•	any other terms of the warrants.

Unless we state otherwise in the applicable prospectus supplement, the warrants will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer, and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.

Until any warrants to purchase debt securities are exercised, the holder of such warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any right to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase preferred stock, depositary shares or common stock are exercised, holders of such warrants will not have any rights of holders of the underlying preferred stock, depositary shares or common stock, including any right to receive dividends or to exercise any voting rights.

Exercise of Warrants

Each holder of a warrant is entitled to purchase the principal amount of debt securities or number of shares of preferred stock, depositary shares or common stock, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates, or a later date if we extend the time for exercise, unexercised warrants will become void.

A holder of warrants may exercise them by following the general procedure outlined below:

•	delivering to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

•	properly completing and signing the reverse side of the warrant certificate representing the warrants; and

•

delivering the warrant certificate representing the warrants to the warrant agent, or other office indicated in the applicable prospectus supplement, within five business days of the warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price. After you have completed those procedures, we will, as soon as practicable, issue and deliver to you the debt securities, preferred stock, depositary shares or common stock that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, the warrant agent will issue to you a new warrant certificate for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants if the changes are not inconsistent with the provisions of the warrants and do not materially adversely affect the interests of the holders of the warrants. We, along with the warrant agent, may also modify or amend a warrant agreement and the terms of the warrants if a majority of the then outstanding unexercised warrants affected by the modification or amendment consent. However, no modification or amendment that accelerates the expiration date, increases the exercise price, reduces the majority consent requirement for any such modification or amendment, or otherwise materially adversely affects the rights of the holders of the warrants may be made without the consent of each holder affected by the modification or amendment.

Common Stock Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of and the number of shares of common stock covered by a warrant for common stock will be adjusted in the manner set forth in the applicable prospectus supplement if certain events occur, including:

•	if we issue capital stock as a dividend or distribution on the common stock;

•	if we subdivide, reclassify or combine the common stock;

•

if we issue rights or warrants to all holders of common stock entitling them to purchase common stock at less than the current market price, as defined in the warrant agreement for such series of common stock warrants;

•	if we distribute to all holders of common stock evidence of our indebtedness or our assets, excluding certain cash dividends and distributions referred to above; or

•	any other event described in the applicable prospectus supplement.

Except as stated above, the exercise price and number of shares of common stock covered by a common stock warrant will not be adjusted if we issue common stock or any securities convertible into or exchangeable for common stock, or securities carrying the right to purchase common stock or securities convertible into or exchangeable for common stock.

Holders of common stock warrants may have additional rights under the following circumstances:

•	a reclassification or change of the common stock;

•	a consolidation, merger or share exchange involving us; or

•	a sale or conveyance to another corporation of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock become entitled to receive stock, securities, other property or assets, including cash, with respect to or in exchange for common stock, the holders of the common stock warrants then outstanding will be entitled to receive upon exercise of their common stock warrants the kind and amount of shares of stock and other securities or property that they would have received upon the reclassification, change, consolidation, merger, share exchange, sale or conveyance if they had exercised their common stock warrants immediately before the transaction.

DESCRIPTION OF UNITS

This section describes the general terms and provisions of the units. The prospectus supplement will describe the specific terms of the units offered through that prospectus supplement and any general terms outlined in this section that will not apply to those units.

We may issue units comprised of two or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the terms of the unit agreement governing the units;

•	United States federal income tax considerations relevant to the units; and

•	whether the units will be issued in fully registered or global form.

DESCRIPTION OF OUTSTANDING CAPITAL PURCHASE PROGRAM SECURITIES

The following is a brief description of the terms of the Series A Preferred Stock and Warrant we issued to the Treasury under its Capital Purchase Program in December 2008. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to our Articles of Incorporation, including the related statement of designations with respect to the Series A Preferred Stock, and the Warrant, copies of which have been filed with the Commission as Exhibits 3.1 and 4.1 to our Current Report on Form 8-K filed on December 8, 2008 and incorporated by reference into this prospectus and are also available from us upon request. See “Where You Can Find More Information” for more information.

Series A Preferred Stock

General

As of the date of this prospectus, there were 34,000 shares of Series A Preferred Stock outstanding, all of which have been designated as Fixed Rate Cumulative Perpetual Preferred Stock, Series A, $1.00 par value per share, with a liquidation value of $1,000 per share. Other than the Series A Preferred Stock, no other shares of our preferred stock were issued and outstanding as of the date of this prospectus.

Dividends Payable On Shares of Series A Preferred Stock

Holders of shares of Series A Preferred Stock are entitled to receive, if, as and when declared by our board of directors or a duly authorized committee of the board, out of assets legally available for payment, cumulative cash dividends at a rate per annum of 5% per share based on the $1,000 per share liquidation preference of the Series A Preferred Stock with respect to each dividend period from December 5, 2008 to, but excluding, February 15, 2014. From and after February 15, 2014, holders of shares of Series A Preferred Stock are entitled to receive cumulative cash dividends at a rate per annum of 9% per share based on the $1,000 per share liquidation preference of the Series A Preferred Stock with respect to each dividend period thereafter.

Dividends are payable quarterly in arrears on each February 15, May 15, August 15 and November 15, each a dividend payment date. If any dividend payment date is not a business day, then the next business day will be the applicable dividend payment date, and no additional dividends will accrue as a result of the applicable postponement of the dividend payment date. Dividends payable during any dividend period are computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable with respect to the Series A Preferred Stock are payable to holders of record of shares of Series A Preferred Stock on the date that is 15 calendar days immediately preceding the applicable dividend payment date or such other record date as the board of directors or any duly authorized committee of the board determines, so long as such record date is not more than 60 nor less than 10 days prior to the applicable dividend payment date.

If we determine not to pay any dividend or a full dividend with respect to the Series A Preferred Stock, we are required to provide written notice to the holders of shares of Series A Preferred Stock prior to the applicable dividend payment date.

Additionally, we are restricted from paying any dividends on our preferred stock if required payments on our outstanding junior subordinated debentures are not made or deferred. As of the date of this prospectus, we had $20.6 million outstanding in junior subordinated debentures issued by us in exchange for funds received from the sale of trust preferred securities by our unconsolidated subsidiary trusts, Encore Statutory Trust II and Encore Capital Trust III. The junior subordinated debentures mature on September 24, 2033 and April 19, 2037, respectively, but are redeemable at our option at par plus accrued and unpaid interest on or after September 17, 2008 and April 19, 2012, respectively.

We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The Federal Reserve Board is authorized to determine, under certain circumstances relating to the financial condition of a bank holding company, such as us, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof. In addition, we are subject to Texas state laws relating to the payment of dividends.

Since we are a holding company with no significant assets, the principal source of our revenue is dividends received from Encore Bank. Accordingly, our ability to pay dividends depends upon the results of operations of Encore Bank and our receipt of dividends or other capital distributions from Encore Bank. In addition, federal law places limitations on the amount that national banks may pay in dividends, which Encore Bank must adhere to when paying dividends to us. See “Regulation and Supervision” for more information.

Priority of Dividends

With respect to the payment of dividends and the amounts to be paid upon liquidation, dissolution or the winding up of Encore, the Series A Preferred Stock rank:

•	senior to our common stock and all other equity securities designated as ranking junior to the Series A Preferred Stock; and

•

at least equally with all other equity securities not designated as ranking junior to the Series A Preferred Stock, designated as ranking on a parity with the Series A Preferred Stock, or parity stock, with respect to the payment of dividends and distribution of assets upon any liquidation, dissolution or winding up of Encore.

So long as any shares of Series A Preferred Stock remain outstanding, unless all accrued and unpaid dividends for all prior dividend periods have been paid or are contemporaneously declared and paid in full, no dividend whatsoever shall be paid or declared on our common stock or other junior stock, other than a dividend payable solely in common stock. We and our subsidiaries also may not purchase, redeem or otherwise acquire for consideration any shares of our common stock or other junior stock unless we have paid in full all accrued dividends on the Series A Preferred Stock for all prior dividend periods, other than:

•	purchases, redemptions or other acquisitions of our common stock or other junior stock in connection with the administration of our employee benefit plans in the ordinary course of business (including purchases to offset the increase in diluted shares outstanding resulting from the grant, vesting or exercise of equity-based compensation pursuant to a publicly announced repurchase plan);

•

purchases or other acquisitions by broker-dealer subsidiaries of Encore solely for the purpose of market-making, stabilization or customer facilitation transactions in junior stock or parity stock in the ordinary course of its business;

•	purchases or other acquisitions by broker-dealer subsidiaries of Encore for resale pursuant to an offering by Encore of our stock that is underwritten by the related broker-dealer subsidiary;

•	any dividends or distributions of rights or junior stock in connection with any shareholders’ rights plan or repurchases of rights pursuant to any shareholders’ rights plan;

•	acquisition of record ownership of junior stock or parity stock for the beneficial ownership of any other person who is not Encore or a subsidiary of Encore, including as trustee or custodian; and

•

the exchange or conversion of junior stock for or into other junior stock or of parity stock for or into other parity stock or junior stock but only to the extent that such acquisition is required pursuant to binding contractual agreements entered into before December 5, 2008 or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for common stock.

If we repurchase shares of Series A Preferred Stock from a holder other than the Treasury, we must offer to repurchase a ratable portion of the Series A Preferred Stock then held by the Treasury.

On any dividend payment date for which full dividends are not paid, or declared and funds set aside therefor, on the Series A Preferred Stock and any other parity stock, all dividends paid or declared for payment on that dividend payment date (or, with respect to parity stock with a different dividend payment date, on the applicable dividend date therefor falling within the dividend period and related to the dividend payment date for the Series A Preferred Stock), with respect to the Series A Preferred Stock and any other parity stock shall be declared ratably among the holders of any such shares who have the right to receive dividends, in proportion to the respective amounts of the undeclared and unpaid dividends relating to the dividend period.

Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by our board of directors (or a duly authorized committee of the board) may be declared and paid on our common stock and any other stock ranking equally with or junior to the Series A Preferred Stock from time to time out of any funds legally available for such payment, and the holders of Series A Preferred Stock shall not be entitled to participate in any such dividend.

Redemption

We may, at our option upon written notice, subject to the approval of our primary federal banking regulator, the Board of Governors of the Federal Reserve System, redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time for cash at a redemption price equal to the sum of (i) $1,000 per share of Series A Preferred Stock, and (ii) any accrued and unpaid dividends up to and including the date fixed for redemption.

Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the dividend record date for a dividend period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record on such dividend record date of the redeemed shares of Series A Preferred Stock. If the Series A Preferred Stock is then held in certificated form, record holders of certificates representing the Series A Preferred Stock to be redeemed will surrender such certificates at the place designated in the notice of redemption and will be entitled to the redemption price and any accrued and unpaid dividends payable upon the redemption following surrender of the certificates.

Notice of redemption must be sent by first class mail to the holders of record of the shares of Series A Preferred Stock to be redeemed not less than 30 nor more than 60 days before the date of redemption, or, if shares of Series A Preferred Stock are issued in book-entry form through The Depository Trust Corporation or any similar facility, notice may be given at such time and in any manner permitted by such facility.

If notice of redemption of any Series A Preferred Stock has been given and if we have set aside in trust the funds necessary for the redemption for the benefit of the record holders of Series A Preferred Stock so called for redemption, then from and after the redemption date dividends will cease to accrue on the Series A Preferred Stock and such Series A Preferred Stock will no longer be deemed outstanding and all rights of the holders of such Series A Preferred Stock will terminate, except for the right to receive the redemption price plus any accrued and unpaid dividends payable upon the redemption. Any funds unclaimed at the end of three years from the redemption date will, to the extent permitted by law, be released to us, after which time the holders of the shares so called for redemption may look only to us for payment of the redemption price of such shares.

The Series A Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption. Holders of the Series A Preferred Stock have no right to require redemption or repurchase of any shares of the Series A Preferred Stock.

Liquidation Rights

In the event that we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of Series A Preferred Stock will be entitled to receive an amount per share of Series A Preferred Stock, which we refer to in this prospectus as the total liquidation amount, equal to the fixed liquidation preference of $1,000 per share, plus any accrued and unpaid dividends, whether or not declared, to the date of payment. Holders of the Series A Preferred Stock will be entitled to receive the total liquidation amount out of our assets that are available for distribution to shareholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our common stock or any other shares ranking, as to that distribution, junior to the Series A Preferred Stock.

If our assets are not sufficient to pay the total liquidation amount in full to all holders of Series A Preferred Stock and all holders of any shares of outstanding parity stock, the amounts paid to the holders of Series A Preferred Stock and other shares of parity stock will be paid pro rata in accordance with the respective total liquidation amount for those holders. If the total liquidation amount per share of Series A Preferred Stock has been paid in full to all holders of Series A Preferred Stock and other shares of parity stock, the holders of our common stock or any other shares ranking, as to such distribution, junior to the Series A Preferred Stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.

For purposes of the liquidation rights, neither the sale, conveyance, exchange or transfer of all or substantially all of our property and assets, nor the consolidation or merger by us with or into any other corporation or by another corporation with or into us, will constitute a liquidation, dissolution or winding up of our affairs.

Voting Rights

Except as indicated below or otherwise required by Texas law, the holders of Series A Preferred Stock do not have any voting rights.

Election of Two Directors upon Non-Payment of Dividends. If the dividends on the Series A Preferred Stock have not been paid for an aggregate of six quarterly dividend periods or more (whether or not consecutive), the authorized number of directors then constituting our board of directors will be increased by two. Holders of Series A Preferred Stock, together with the holders of any outstanding parity stock with like voting rights, which we refer to in this prospectus as voting parity stock, voting as a single class, will be entitled to elect the two additional members of our board of directors, which we refer to in this prospectus as the preferred stock directors, at the next annual meeting (or at a special meeting called for the purpose of electing the preferred stock directors prior to the next annual meeting) and at each subsequent annual meeting until all accrued and unpaid dividends for all past dividend periods have been paid in full. The election of any preferred stock director is subject to the qualification that the election would not cause us to violate the corporate governance requirement of the NASDAQ Global Market (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors.

Upon the termination of the right of the holders of Series A Preferred Stock and voting parity stock to vote for preferred stock directors, as described above, the preferred stock directors will immediately cease to be qualified as directors, their term of office shall terminate immediately and the number of authorized directors of Encore will be reduced by the number of preferred stock directors that the holders of Series A Preferred Stock and voting parity stock had been entitled to elect. The holders of a majority of shares of Series A Preferred Stock and voting parity stock, voting as a class, may remove any preferred stock director, with or without cause, and the holders of a majority of the shares Series A Preferred Stock and voting parity stock, voting as a class, may fill any vacancy created by the removal of a preferred stock director. If the office of a preferred stock director becomes vacant for any other reason, the remaining preferred stock director may choose a successor to fill such vacancy for the remainder of the unexpired term.

Other Voting Rights. So long as any shares of Series A Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by law or by our Articles of Incorporation, the vote or consent of the holders of at least 66 2/3% of the shares of Series A Preferred Stock at the time outstanding, voting separately as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

•

any amendment or alteration of our Articles of Incorporation or statement of designation to authorize or create or increase the authorized number or amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock ranking senior to the Series A Preferred Stock with respect to payment of dividends and/or distribution of assets on any liquidation, dissolution or winding up of Encore;

•

any amendment, alteration or repeal of any provision of the statement of designations for the Series A Preferred Stock or our Articles of Incorporation so as to adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock; or

•

any consummation of a binding share exchange or reclassification involving the Series A Preferred Stock or of a merger or consolidation of Encore with another entity, unless the shares of Series A Preferred Stock remain outstanding following any such transaction or, if Encore is not the surviving entity, are converted into or exchanged for preference securities and such remaining outstanding shares of Series A Preferred Stock or preference securities have rights, references, privileges and voting powers that are not materially less favorable than the rights, preferences, privileges or voting powers of the Series A Preferred Stock, taken as a whole;

provided, however, any increase in the number of shares of authorized preferred stock, including any increase in the authorized number of shares of Series A Preferred Stock necessary to satisfy preemptive or similar rights granted by Encore to other persons prior to December 5, 2008, or the creation and issuance, or an increase in the authorized or issued number of shares, whether pursuant to preemptive or similar rights or otherwise, of any other series of preferred stock, or any increase in the amount of securities convertible into or exchangeable or exercisable for any other series of preferred stock, ranking equally with and/or junior to the Series A Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of Encore will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the holders of outstanding shares of the Series A Preferred Stock.

To the extent of the voting rights of the Series A Preferred Stock, each holder of Series A Preferred Stock has one vote for each $1,000 of liquidation preference to which such holder’s shares of Series A Preferred Stock are entitled.

The foregoing voting provisions will not apply if, at or prior to the time when the vote or consent would otherwise be required, all outstanding shares of Series A Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside by us for the benefit of the holders of Series A Preferred Stock to effect the redemption.

Warrant to Purchase Common Stock

Shares of Common Stock Subject to the Warrant

The Warrant is initially exercisable for 364,026 shares of our common stock. The Treasury agreed not to exercise voting power with respect to any shares of common stock issued upon exercise of the Warrant. The number of shares subject to the Warrant is subject to the adjustments described below under the heading “—Adjustments to the Warrant.”

Exercise of the Warrant

The initial exercise price applicable to the Warrant is $14.01 per share of common stock for which the Warrant may be exercised by the warrantholder. The Warrant may be exercised, in whole or in part, at any time on or before December 5, 2018 by surrender of the Warrant and a completed notice of exercise attached as an annex to the Warrant and the payment of the exercise price for the shares of common stock for which the Warrant is being exercised. The exercise price may be paid either by the withholding by Encore of such number of shares of common stock issuable upon exercise of the Warrant equal to the value of the aggregate exercise price of the Warrant determined by reference to the market price of our common stock on the trading day on which the Warrant is exercised or, if agreed to by us and the warrantholder, by the payment of cash equal to the aggregate exercise price. The exercise price applicable to the Warrant is subject to the further adjustments described below under the heading “—Adjustments to the Warrant.”

Upon exercise of the Warrant, certificates for the shares of common stock issuable upon exercise will be issued to the warrantholder. We will not issue fractional shares upon any exercise of the Warrant. Instead, the warrantholder will be entitled to a cash payment equal to the market price of our common stock on the last day preceding the exercise of the Warrant (less the pro-rated exercise price of the Warrant) for any fractional shares that would have otherwise been issuable upon exercise of the Warrant. We will at all times reserve the aggregate number of shares of our common stock for which the Warrant may be exercised. We have listed the shares of common stock issuable upon exercise of the Warrant with the NASDAQ Global Market.

Rights as a Shareholder

The warrantholder has no rights or privileges of the holders of our common stock, including any voting rights, until (and then only to the extent) the Warrant has been exercised.

Transferability

The Warrant, and all rights under the Warrant, are otherwise transferable by the warrantholder.

Adjustments to the Warrant

Adjustments in Connection with Stock Splits, Subdivisions, Reclassifications and Combinations. The number of shares for which the Warrant may be exercised and the exercise price applicable to the Warrant will be proportionately adjusted in the event we pay dividends or make distributions of our common stock, subdivide, combine or reclassify outstanding shares of our common stock.

Anti-dilution Adjustment. Until the earlier of December 5, 2011 and the date the Treasury no longer holds the Warrant (and other than in certain permitted transactions described below), if we issue any shares of common stock (or securities convertible or exercisable into common stock) for less than 90% of the market price of the common stock on the last trading day prior to pricing such shares, then the number of shares of common stock into which the Warrant is exercisable and the exercise price will be adjusted. Permitted transactions include issuances:

•	as consideration for or to fund the acquisition of businesses and/or related assets;

•	in connection with employee benefit plans and compensation related arrangements in the ordinary course and consistent with past practice approved by our board of directors;

•

in connection with public or broadly marketed offerings and sales of common stock or convertible securities for cash conducted by us or our affiliates pursuant to registration under the Securities Act, or Rule 144A thereunder on a basis consistent with capital-raising transactions by comparable financial institutions (but do not include other private transactions); and

•	in connection with the exercise of preemptive rights on terms existing as of December 5, 2008.

Other Distributions. If we declare any dividends or distributions other than our historical, ordinary cash dividends, the exercise price of the Warrant will be adjusted to reflect such distribution.

Certain Repurchases. If we effect a pro rata repurchase of common stock both the number of shares issuable upon exercise of the Warrant and the exercise price will be adjusted.

Business Combinations. In the event of a merger, consolidation or similar transaction involving Encore and requiring shareholder approval, the warrantholder’s right to receive shares of our common stock upon exercise of the Warrant shall be converted into the right to exercise the Warrant for the consideration that would have been payable to the warrantholder with respect to the shares of common stock for which the Warrant may be exercised, as if the Warrant had been exercised prior to such merger, consolidation or similar transaction.

PLAN OF DISTRIBUTION

We may sell our securities in any of the following ways (or in any combination):

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering. The prospectus supplement will set forth the terms of the offering of such securities, including:

•	the name or names of any underwriters, dealers or agents and the type and amounts of securities underwritten or purchased by each of them; and

•	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

In the event any underwriter, dealer or agent who is a member of the Financial Industry Regulatory Authority, or FINRA, participates in the distribution of any securities offered pursuant to this prospectus and any applicable prospectus supplement, the maximum underwriters’ compensation to be received by such FINRA member will not be greater than eight percent (8%) of the gross proceeds from the sale of the securities.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates in connection with those derivatives, then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may sell our common stock in “at the market offerings” in accordance with Rule 415(a)(4) under the Securities Act. Such sales may be made at other than a fixed price through a market maker other than on an exchange.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters with respect to the securities being offered under this prospectus will be passed upon for us by Bracewell & Giuliani LLP, Houston, Texas. Any underwriters will be represented by their own legal counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Encore Bancshares, Inc. as of December 31, 2009 and 2008 and for the three years in the period ended December 31, 2009, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009, incorporated by reference in this prospectus and elsewhere in the registration statement, have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Units

PROSPECTUS

                         , 2010

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the expenses to be incurred by us in connection with the issuance and distribution of the securities being registered. All amounts except the Commission registration and FINRA filing fees are estimated.

Commission registration fee	$5,348
FINRA filing fee	8,000
Printing expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Trustee fees and expenses	*
Transfer agent fees and expenses	*
Miscellaneous	*
Total	*

*	Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

ITEM 15.	Indemnification of Directors and Officers.

Generally, Chapter 8 of the Texas Business Organizations Code (“TBOC”) permits a corporation to indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person was or is a director or officer if it is determined that such person (1) conducted himself in good faith, (2) reasonably believed (a) in the case of conduct in his official capacity as a director or officer of the corporation, that his conduct was in the corporation’s best interest, or (b) in other cases, that his conduct was at least not opposed to the corporation’s best interests, and (3) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. In addition, the TBOC requires a corporation to indemnify a director or officer for any action that such director or officer is wholly successful in defending on the merits.

Our Articles of Incorporation provide for indemnification rights to our officers and directors to the maximum extent allowed by Texas law. Pursuant to the TBOC and Article 8 of our Articles of Incorporation, we will indemnify and, under certain circumstances, advance expenses to, any person who was, is, or is threatened to be named as, a defendant or respondent in a proceeding because that person is or was one of our directors or officers or because that person served at our request as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust or benefit plan. We will also pay or reimburse expenses incurred by any director, officer, employee or agent in connection with that person’s appearance as a witness or other participation in a proceeding at a time when that person is not a named defendant or respondent in that proceeding.

Section 8.151 of the TBOC authorizes a Texas corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, employee benefit plan, other enterprise or other entity, against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the corporation would have the power to indemnify him against that liability under Chapter 8.

Article 8 of our Articles of Incorporation authorizes us to purchase and maintain insurance on behalf of any person who is or was one of our directors, officers, employees or agents or who is or was serving at our request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another business, foreign, domestic or non-profit corporation, partnership, joint venture, sole proprietorship, trust or other enterprise or employee benefit plan, against any liability asserted against that person, whether or not we would have the power to indemnify that person against that liability otherwise under the Articles of Incorporation or under Texas law.

Our Articles of Incorporation include provisions that eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty to the maximum extent provided by law. The TBOC currently prohibits the elimination of personal liability for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or for any transaction from which the director derived an improper personal benefit.

Additionally, we have entered into indemnity agreements with each of our directors, and Encore Bank has entered into indemnification agreements with each director of Encore Bank. The indemnity agreements provide for indemnification against certain costs incurred by each director, including the advancement of reasonable expenses, made or threatened to be made a party to a proceeding because of his or her official capacity as a director, officer or employee of Encore or Encore Bank, as the case may be. Indemnification is not provided for willful or intentional misconduct in the performance of indemnitee’s duties to us or Encore Bank. The indemnification agreements provide for indemnification to the fullest extent permitted by Texas law, subject to the rules of the Federal Deposit Insurance Corporation that may prohibit or limit an indemnification payment to an institution-affiliated party under certain circumstances.

ITEM 16. Exhibits.

Exhibit Number	Description of Exhibit

1.1**	Form of underwriting or purchase agreement.

3.1	Amended and Restated Articles of Incorporation of Encore Bancshares, Inc. (incorporated herein by reference to Exhibit 3.1 to Encore Bancshares, Inc.’s Registration Statement on Form S-1 (Registration No. 333-142735) (the S-1 Registration Statement)).

3.2	Articles of Amendment to Amended and Restated Articles of Incorporation of Encore Bancshares, Inc. (incorporated herein by reference to Exhibit 3.2 to the S-1 Registration Statement).

3.3	Amended and Restated Bylaws of Encore Bancshares, Inc. (incorporated herein by reference to Exhibit 3.3 to the S-1 Registration Statement).

3.4	Statement of Designations establishing the terms of the Series A Preferred Stock of Encore Bancshares, Inc. (incorporated herein by reference to Exhibit 3.1 to Encore Bancshares, Inc.’s Current Report on Form 8-K filed on December 8, 2008).

4.1	Form of certificate representing shares of Encore Bancshares, Inc. common stock (incorporated herein by reference to Exhibit 4.1 to the S-1 Registration Statement).

4.2	Form of Certificate for the Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $1.00 per share (incorporated herein by reference to Exhibit 4.2 to Encore Bancshares, Inc.’s Current Report on Form 8-K filed on December 8, 2008).

4.3	Warrant dated December 5, 2008, to purchase 364,026 shares of Encore Bancshares, Inc.’s Common Stock (incorporated herein by reference to Exhibit 4.1 to Encore Bancshares, Inc.’s Current Report on Form 8-K filed on December 8, 2008).

4.4*	Form of Indenture for Senior Debt Securities (including form of Note for Senior Debt Securities).

Exhibit Number	Description of Exhibit

4.5*	Form of Indenture for Subordinated Debt Securities (including form of Note for Subordinated Debt Securities).

4.6**	Form of Deposit Agreement (including Form of Depositary Share Certificate) with respect to Depositary Shares.

4.7**	Form of Preferred Stock Certificate.

4.8**	Form of Statement of Designations for series of Preferred Stock.

4.9**	Form of Warrant Agreement (including Form of Warrant Certificate) with respect to Warrants to Purchase Debt Securities, Preferred Stock, Depositary Shares, Common Stock or Units.

4.10**	Form of Unit Agreement.

5.1*	Opinion of Bracewell & Giuliani LLP as to the legality of the securities being offered.

12.1*	Computation of Consolidated Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.

23.1*	Consent of Grant Thornton LLP.

23.2*	Consent of Bracewell & Giuliani LLP (included in its opinion filed as Exhibit 5.1 hereto).

24.1*	Powers of Attorney (included on the signature page to this registration statement).

25.1***	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, as Trustee under the Indenture for Senior Debt Securities.

25.2***	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, as Trustee under the Indenture for Subordinated Debt Securities.

*	Filed herewith
**	To be subsequently filed by an amendment to this registration statement or by a Current Report on Form 8-K and incorporated herein by reference.
***	Where applicable, to be incorporated by reference to a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

ITEM 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv)	any other communication that is an offer in the offering made by the registrant to the purchaser.

(b)	The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(j)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on the 15th day of June, 2010.

ENCORE BANCSHARES, INC. (Registrant)

By:	/s/ JAMES S. D’AGOSTINO, JR.
James S. D’Agostino, Jr. Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints James S. D’Agostino and L. Anderson Creel, with full power to each of them to act without the other, the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities (until revoked in writing), to sign this Registration Statement on Form S-3 and any and all amendments (including post-effective amendments) thereto, to file the same, together with all exhibits thereto and documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices and other documents necessary or advisable to comply with the applicable state securities authorities, granting unto said attorney-in-fact and agent, or his or their substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, thereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed by the following persons in the capacities indicated and on the date indicated below.

Signature	Title	Date

/s/ JAMES S. D’AGOSTINO, JR. James S. D’Agostino, Jr.	Chairman of the Board and Chief Executive Officer	June 15, 2010

/s/ L. ANDERSON CREEL L. Anderson Creel	Executive Vice President and Chief Financial Officer	June 15, 2010

/s/ CARIN M. BARTH Carin M. Barth	Director	June 15, 2010

/s/ CHARLES W. JENNESS Charles W. Jenness	Director	June 15, 2010

/s/ JOHN BRYAN KING John Bryan King	Director	June 15, 2010

/s/ WALTER M. MISCHER, JR. Walter M. Mischer, Jr.	Director	June 15, 2010

/s/ PRESTON MOORE Preston Moore	Director	June 15, 2010

Signature	Title	Date

/s/ EDWIN E. SMITH Edwin E. Smith	Director	June 15, 2010

/s/ EUGENE H. VAUGHAN Eugene H. Vaughan	Director	June 15, 2010

/s/ DAVID E. WARDEN David E. Warden	Director	June 15, 2010

/s/ J. HAROLD WILLIAMS J. Harold Williams	Director	June 15, 2010

/s/ RANDA DUNCAN WILLIAMS Randa Duncan Williams	Director	June 15, 2010

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1**	Form of underwriting or purchase agreement.

3.1	Amended and Restated Articles of Incorporation of Encore Bancshares, Inc. (incorporated herein by reference to Exhibit 3.1 to Encore Bancshares, Inc.’s Registration Statement on Form S-1 (Registration No. 333-142735) (the S-1 Registration Statement)).

3.2	Articles of Amendment to Amended and Restated Articles of Incorporation of Encore Bancshares, Inc. (incorporated herein by reference to Exhibit 3.2 to the S-1 Registration Statement).

3.3	Amended and Restated Bylaws of Encore Bancshares, Inc. (incorporated herein by reference to Exhibit 3.3 to the S-1 Registration Statement).

3.4	Statement of Designations establishing the terms of the Series A Preferred Stock of Encore Bancshares, Inc. (incorporated herein by reference to Exhibit 3.1 to Encore Bancshares, Inc.’s Current Report on Form 8-K filed on December 8, 2008).

4.1	Form of certificate representing shares of Encore Bancshares, Inc. common stock (incorporated herein by reference to Exhibit 4.1 to the S-1 Registration Statement).

4.2	Form of Certificate for the Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $1.00 per share (incorporated herein by reference to Exhibit 4.2 to Encore Bancshares, Inc.’s Current Report on Form 8-K filed on December 8, 2008).

4.3	Warrant dated December 5, 2008, to purchase 364,026 shares of Encore Bancshares, Inc.’s Common Stock (incorporated herein by reference to Exhibit 4.1 to Encore Bancshares, Inc.’s Current Report on Form 8-K filed on December 8, 2008).

4.4*	Form of Indenture for Senior Debt Securities (including form of Note for Senior Debt Securities).

4.5*	Form of Indenture for Subordinated Debt Securities (including form of Note for Subordinated Debt Securities).

4.6**	Form of Deposit Agreement (including Form of Depositary Share Certificate) with respect to Depositary Shares.

4.7**	Form of Preferred Stock Certificate.

4.8**	Form of Statement of Designations for series of Preferred Stock.

4.9**	Form of Warrant Agreement (including Form of Warrant Certificate) with respect to Warrants to Purchase Debt Securities, Preferred Stock, Depositary Shares, Common Stock or Units.

4.10**	Form of Unit Agreement.

5.1*	Opinion of Bracewell & Giuliani LLP as to the legality of the securities being offered.

12.1*	Computation of Consolidated Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.

23.1*	Consent of Grant Thornton LLP.

23.2*	Consent of Bracewell & Giuliani LLP (included in its opinion filed as Exhibit 5.1 hereto).

24.1*	Powers of Attorney (included on the signature page to this registration statement).

25.1***	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, as Trustee under the Indenture for Senior Debt Securities.

25.2***	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, as Trustee under the Indenture for Subordinated Debt Securities.

*	Filed herewith
**	To be subsequently filed by an amendment to this registration statement or by a Current Report on Form 8-K and incorporated herein by reference.
***	Where applicable, to be incorporated by reference to a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.